Exhibit 10.7

                              SETTLEMENT AGREEMENT
                              --------------------

         THIS SETTLEMENT AGREEMENT ("Agreement") is made and entered into as of the ________________ day of August, 1999, by and between FIRST UNION NATIONAL BANK, successor by merger to Signet Bank (the "Bank"), and FREDERICK BREWING CO. (the "Borrower").

                                 R E C I T A L S
                                 ---------------

         R-1. Pursuant to and in accordance with Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland, the Maryland Economic Development Corporation ("MEDCO") issued and sold to the Bank its Taxable Economic Development Revenue Bond (Frederick Brewing Co. Facility), 1996 Issue, dated July 19, 1996 in the original principal amount of $1,500,000 (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Bond").

         R-2. The proceeds of the sale of the Bond were loaned to the Borrower in accordance with the terms and conditions of a Loan and Financing Agreement dated July 19, 1996 by and among the Bank, the Borrower and MEDCO (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Loan Agreement").

         R-3. The loan by MEDCO to the Borrower of the proceeds of the sale of the Bond is evidenced by a Promissory Note dated July 19, 1996 in the original principal amount of $1,500,000.00 executed by the Borrower in favor of MEDCO and assigned by MEDCO to the Bank (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Note").

         R-4. The Borrower's Obligations (as hereafter defined) are secured by, inter alia, a blanket security interest in the assets of the Borrower, including, without limitation, the Borrower's present and future accounts, contract rights, receivables, inventory, equipment, fixtures, instruments and general intangibles (collectively, the "Collateral").

         R-5. The Maryland Industrial Development Financing Authority ("MIDFA") insures a portion of the Obligations (as hereafter defined) pursuant to the terms of an Insurance Agreement dated July 19, 1996 (the "Insurance Agreement").

         R-6. The terms of the Loan Agreement were modified pursuant to the following (collectively, the "Modification Documents"): (a) Forbearance Agreement dated February 27, 1997; (b) letter agreement dated January 9, 1998;
(c) Loan Modification Agreement dated May 27, 1998; (d) Forbearance Agreement dated May 12, 1999; (e) Second Forbearance Agreement dated June 4, 1999; and (f) Third Forbearance Agreement dated July 19, 1999.

         R-7. The Loan (as hereafter defined) matured on April 1, 1999 (the "Maturity Date"). On the Maturity date, all of the Obligations (as hereafter defined) became due and payable in full.

         R-8. As of August 17, 1999, the balance due and owing on the Loan (as hereafter defined) was $1,261,537.09 (consisting of principal in the amount of $1,183,199.98, accrued interest in the amount of $42,898.09, late charges in the amount of $458.49, MIDFA insurance premiums in the amount of $2,011.44 and attorneys' fees and expenses in the amount of $32,969.09). In addition, interest continues to accrue from August 17, 1999 at the per diem rate of $304.02.

         R-9. The Borrower's obligations under the Bond, the Note, the Loan Agreement and the other Loan Documents (as hereafter defined) are hereafter collectively referred to as the "Obligations." The Bond, the Note, the Loan Agreement, the Insurance Agreement, the Modification Documents, this Agreement and all documents previously, now or hereafter executed and delivered to evidence, secure, guarantee or in connection with the Obligations, as the same may from time to time be amended, modified, supplemented, extended, renewed or restated, are hereafter collectively referred to as the "Loan Documents." The loan evidenced by the Loan Documents is hereafter referred to as the "Loan."

         R-10. The Borrower has requested that the Bank accept a discounted payment in full and final satisfaction of the Bank's claims against the Borrower under the Loan Documents. The Bank has agreed to this request, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS.

                  The recitals to this Agreement are true and correct, and are incorporated into and made a substantive part of this Agreement.

         2. SETTLEMENT PAYMENT.

                  On or before August 31, 1999, the Borrower shall deliver or cause to be delivered to the Bank a settlement payment in an amount equal to ninety percent (90%) of the total balance due and owing on the Loan (which balance shall consist of all principal, accrued interest, late charges, MIDFA insurance premiums and attorneys' fees and expenses due as of the date of payment).

         3. ASSIGNMENT OF LOAN DOCUMENTS.

                  In consideration of the settlement payment required under
Section 2 of this Agreement, the Bank shall assign to Borrower or its designee the Bank's interest in the Loan Documents (exclusive of the Insurance Agreement), which assignment shall be evidenced by a loan sale agreement and other documentation satisfactory to the Bank in its sole and absolute discretion. Notwithstanding anything to the contrary herein, the Bank shall not transfer or assign to any party the Bank's rights under the Insurance Agreement, it being the express intention of the parties that the Insurance Agreement shall terminate upon the satisfaction of the Borrower's obligations to the Bank under this Agreement (including, without limitation, the delivery to the Bank of the settlement payment required under Section 2 of this Agreement).

         4. ESCROW OF DOCUMENTS.

                  Until such time as the Bank has received the settlement payment required under Section 2 of this Agreement, counsel for the Bank shall hold in escrow the original of this Agreement and any documents evidencing the assignment of the Bank's interest in the Loan Documents (collectively, the "Escrow Documents"). Counsel for the Bank shall release the Escrow Documents to the Borrower and/or its designee upon receipt of written confirmation that the Bank has received the settlement payment required under Section 2 of this Agreement.

         5. RELEASE OF BANK, MEDCO AND MIDFA

                  The Borrower, Kevin E. Brannon and Majorie A. McGinnis and their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors and assigns, and any affiliates, subsidiaries and related entities of the Borrower and their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors and assigns (individually and collectively, the "Borrower Group"), hereby RELEASE and FOREVER WAIVE and RELINQUISH all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or assert now or in the future against the Bank, MEDCO or MIDFA and/or their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors or assigns, or any affiliates, subsidiaries or related entities of the Bank, MEDCO or MIDFA and/or their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors or assigns (individually and collectively, the "Bank Group"), directly or indirectly, arising out of, based upon or in any manner connected with any Prior Related Event. For purposes of this Agreement, "Prior Related Event" means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement arising out of or related in any way to the Loan, the Obligations, all or any of the Loan Documents (including, without limitation, the Bond, the Note, the Loan Agreement, the Insurance Agreement, the Modification Documents and this Agreement), the Collateral, MEDCO, MIDFA and/or the relationship by and among all or any members of the

Borrower Group and all or any members of the Bank Group. Kevin E. Brannon and Marjorie A. McGinnis have executed this Agreement solely for the purpose of evidencing their consent to and joinder in this Section 5 of this Agreement.

         6. CONFIDENTIALITY OF AGREEMENT.

                  6.1. Permitted Disclosures. The terms of this Agreement are confidential as between the Bank, the Borrower, MEDCO and MIDFA. Neither the parties to this Agreement nor their attorneys, agents and/or representatives shall disclose the terms of this Agreement to any third party without the prior written approval of the other party, except for the following purposes:

                           (a) The parties may disclose the terms of this
Agreement in response to legal process requiring such disclosure. If any party is served with legal process requiring the disclosure of any settlement terms and/or the production of this Agreement, that party shall give written notice to the other party of the legal process within the later of ten (10) business days following receipt of the legal process or ten (10) business days prior to the date by which disclosure is required.

                           (b) The parties may disclose the terms of this
Agreement to their attorneys, accountants and/or auditors.

                           (c) The parties may disclose the terms of this
Agreement in connection with an action to enforce any of the provisions of this Agreement.

                  6.2. Remedies. In the event of a breach (including any anticipatory breach) of this confidentiality provision of this Agreement, the aggrieved party or parties shall have the right to pursue any rights and remedies available under applicable law (including, without limitation, money damages, declaratory relief and/or injunctive relief).

         7. REPRESENTATIONS AND WARRANTIES.

                  As inducement to enter into this Agreement, each of the parties hereby represents and warrants as follows:

                  7.1. Authorization and Validity. The execution and delivery of this Agreement by the parties and the performance of their obligations hereunder have been duly authorized, and this Agreement constitutes the legal, valid and binding obligation of the parties in accordance with its terms.

                  7.2. Benefit. The parties have derived direct or indirect benefit from this Agreement and the transactions contemplated hereby.

                  7.3. Arms-Length Agreement. The parties acknowledge that: (a) they have had access to independent legal counsel in the negotiation of the terms of and in the preparation and execution of this Agreement, and that they have had the opportunity to review, analyze and discuss with counsel this Agreement and the underlying factual matters relevant to this Agreement for a sufficient period of time before the execution and delivery hereof; (b) all of the terms of this Agreement were negotiated at arm's-length; (c) this Agreement was executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties; and (d) the execution and delivery of this Agreement is the free and voluntary act of each party.

         8. GENERAL PROVISIONS.

                  8.1. Headings. The headings and subheadings in this Agreement are intended for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

                  8.2. Construction. Unless the context requires otherwise, singular nouns and pronouns used in this Agreement shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

                  8.3. Interpretation. The parties to this Agreement acknowledge that each of them has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.

                  8.4. Further Assurances and Corrective Instruments. The parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, from time to time, such supplements hereto and such further instruments and documents as may be required to facilitate the carrying out of the intentions of the parties to this Agreement.

                  8.5. Survival; Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties made herein, and in any documents executed in connection with this Agreement, shall survive this Agreement and continue in full force and effect.

                  8.6. Waiver of Jury Trial. The parties to this Agreement agree that any suit, action or proceeding brought or instituted by any party hereto or any successor or assign of any party which in any way relates, directly or indirectly, to the Loan, the Obligations, all or any of the Loan Documents (including, without limitation, the Bond, the Note, the Loan Agreement, the Insurance Agreement, the Modification Documents and this Agreement), the Collateral, MEDCO, MIDFA and/or the relationship by and among all or any members of the Borrower Group and all or any members of the Bank Group shall be tried only by a court and not a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Bank would not agree to the terms of this Agreement if this waiver of jury trial provision were not a part of this Agreement. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Bank nor any person acting on behalf of the Bank has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has had the opportunity to discuss this waiver with counsel.

                  8-7. Modification. No modification of any provision of this Agreement, or of any document executed in connection with this Agreement, shall in any event be effective unless the same is in writing, and then such modification shall be effective only in the specific instance or for the purpose for which given.

                  8.8. Severability. If any term, provision or condition, or any part thereof, of this Agreement, or any document executed in connection with this Agreement, shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Agreement, and all documents executed in connection with this Agreement, shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

                  8.9. Merger and Integration. This Agreement, and any documents executed in connection with this Agreement, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or any employee, officer, attorney, agent or other representative of any party hereto, shall be valid or binding.

                  8.10. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by one of the following means: (a) hand delivery; (b) overnight delivery service; or (c) certified mail, unrestricted delivery, return receipt requested. Notice shall be directed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice. Notice shall be considered given as of the date of the hand delivery, one (1) calendar day after delivery to the overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein.

         If to the Bank:               First Union National Bank
                                       1970 Chain Bridge Road
                                       7th Floor, South Tower
                                       McLean, Virginia 22102
                                       ATTN: Mr. David A. Dix, Vice President
                  with a copy to:      C. Kevin Kobbe, Esquire
                                       Piper & Marbury L.L.P.
                                       Charles Center South
                                       36 South Charles Street
                                       Baltimore, Maryland 21201

         If to the Borrower:           Frederick Brewing Co.
                                       4607 Wedgewood Boulevard
                                       Frederick, Maryland 21703
                                       ATTN: Mr. Kevin E. Brannon, Chairman
                                             and Chief Executive Officer

                  with a copy to;      _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                  8.11. Applicable Law. The performance, construction and enforcement of this Agreement and the documents executed in connection with this Agreement shall be governed by the laws of the State of Maryland.

                  8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                  8.13. Binding Effect. This Agreement shall have no effect unless and until it has been executed by all parties hereto and the Bank has received the settlement payment required under Section 2 of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the day and year first written above.


WITNESS/ATTEST:                              FIRST UNION NATIONAL BANK,
                                              successor by merger to Signet Bank

/s/ [ILLEGIBLE]                              By: /s/ David A. Dix         (SEAL)
-----------------------------                    -------------------------
                                                 Name:  David A. Dix
                                                 Title: Vice President

WITNESS/ATTEST:                              FREDERICK BREWING CO.

/s/ [ILLEGIBLE]                              By: /s/ Kevin E. Brannon     (SEAL)
-----------------------------                    -------------------------
                                                 Name:  Kevin E. Brannon
                                                 Title: Chairman

         KEVIN E. BRANNON AND MARJORIE A. MCGINNIS EXECUTE THIS AGREEMENT SOLELY FOR THE PURPOSE OF EVIDENCING THEIR CONSENT TO AND JOINDER IN SECTION 7 OF THIS AGREEMENT.

WITNESS/ATTEST:                              KEVIN E. BRANNON

/s/ [ILLEGIBLE]                              /s/ Kevin E. Brannon         (SEAL)
-----------------------------                -----------------------------


WITNESS/ATTEST:                              MARJORIE A. MCGINNIS

/s/ [ILLEGIBLE]                              /s/ Majorie A. McGinnis      (SEAL)
-----------------------------                -----------------------------